Registration No.  333-



                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

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                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                        The Securities Act Of 1933

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                               PHAR-MOR, INC.
             (Exact name of Registrant as specified in its charter)

                                Pennsylvania
        (State or other jurisdiction of incorporation or organization)

                                 25-1466309
                   (I.R.S. Employer Identification No.)

       20 Federal Plaza West
       Youngstown, Ohio                              44501-0400
(Address of principal executive offices)             (Zip Code)

        Phar-Mor, Inc.  1995 Amended and Restated Stock Incentive Plan
                   Phar-Mor, Inc. 1995 Director Stock Plan

                            John R. Ficarro
    Senior Vice President, Chief Administrative Officer and General Counsel
                        20 Federal Plaza West
                   Youngstown, Ohio  44501-0400
               (Name and address of agent for service)

                          (330) 740-6641
      (Telephone number, including area code, of agent for service)

     The Commission is requested to send copies of all communications to:
                      Morris F. DeFeo, Jr., Esq.
                     Swidler & Berlin, Chartered
                        3000 K Street, N.W.
                     Washington, DC  20007-5116

                   CALCULATION OF REGISTRATION FEE

                               Proposed       Proposed
  Title of         Amount      Maximum        Maximum       Amount of
  Securities        to be    Offering Price   Aggregate    Registration
to be Registered  Registered  Per Share(1)  Offering Price     Fee
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Common Stock,
$.01 par value   2,000,000 shares $7.875     $15,750,000     $4,772.73
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(1)  Pursuant to Rule 457(h), based on the average of the high and low prices of the Common Stock on November 19, 1997, as reported on the NASDAQ National Market.

     This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which Registration Statement No. 333-30895 on Form S-8 as filed with the Securities and Exchange Commission on July 8, 1997 relating to the Phar-Mor, Inc. 1995 Amended and Restated Stock Incentive Plan and the Phar-Mor, Inc. 1995 Director Stock Plan is effective. Pursuant to General Instruction E of Form S-8, the contents of the above-listed Registration Statement are hereby incorporated by reference.

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                                PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Certain Documents by Reference

     The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

     1. Registrant's Annual Report on Form 10-K for the fiscal year ended June 28, 1997 filed on September 25, 1997.

     2. Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 1997 filed on October 22, 1997.

     3.     Registrant's Report on Form 8-K dated August 22, 1997.

     4.     Registrant's Report on Form 8-K dated September 19, 1997.

     In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in any document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or deemed to be, incorporated by reference herein modifies or supersedes such statement. Except as so modified or superseded, such statement shall not be deemed to constitute a part of this Registration Statement.

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                               SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Youngstown, State of Ohio on the 20th day of November, 1997.


                              PHAR-MOR, INC.

                              By: /s/ John R. Ficarro
                                 --------------------------------
                                   John R. Ficarro
                                   Senior Vice President and Chief
                                  Administrative Officer
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                          POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints M. David Schwartz and John R. Ficarro, and each of them severally, his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: November  20, 1997          /s/ Abbey J. Butler
                                  --------------------------------
                                   Abbey J. Butler, Co-Chairman of the Board,
                                  Co-Chief Executive Officer and Director
                                  (co-principal executive officer)

Date: November 20, 1997            /s/ Melvyn J. Estrin
                                   ---------------------------------
                                   Melvyn J. Estrin, Co-Chairman of the
                                   Board, Co-Chief Executive Officer and
                                   Director (co-principal executive officer)

Date: November 20, 1997            /s/ Sankar Krishnan
                                   ------------------------------------
                                   Sankar Krishnan
                                   Senior Vice President and Chief
                                   Financial Officer (principal financial
                                      and accounting officer)

Date: November 20, 1997            /s/ Daniel H. Levy
                                   ----------------------------------
                                   Daniel H. Levy, Director


Date: November 20, 1997            /s/ Monroe Osterman
                                   ------------------------------------
                                   Monroe Osterman, Director
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                              EXHIBIT INDEX


Exhibit                                                  Page
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     4.1       Phar-Mor, Inc. 1995 Amended and Restated
               Stock Incentive Plan, as amended

     4.2       Phar-Mor, Inc. 1995 Director Stock Plan, as amended

     5         Opinion of Swidler & Berlin, Chartered

     23.1 Consent of Swidler & Berlin, Chartered (included in its opinion filed as Exhibit 5)

     23.2      Consent of  Deloitte & Touche LLP

     24        Power of Attorney (included on signature page)